Exhibit 99.1

MacroChem Corporation

40 Washington Street, Suite 220

Wellesley Hills, MA 02481

Phone: 781-489-7310

Fax: 781-489-7311

Release: IMMEDIATE	Contact:

MacroChem Corp.: Bernard Patriacca - VP/CFO

(781) 489-7310

Investor Relations: The Investor Relations Group, Inc.

Christine Berni/ Joseph Triunfo, (212) 825-3210

Media:

Bill Douglass/ Michaela Heller, (212) 825-3210

MacroChem Announces Preferred Stock Conversions and $3.5 Million Private Placement

Wellesley Hills, MA, October 10, 2007 – MacroChem Corporation (OTCBB: MACM) announced today that all the holders of its Series C Preferred Stock have converted their shares of preferred stock into 12,571,850 shares of common stock, and the warrants to purchase 8,648,102 shares of common stock previously issued with the Series C Preferred Stock have been reset to purchase 17,885,848 shares with an exercise price of $.60 per share pursuant to anti-dilution provisions in the warrants. In connection with the transaction, the Company closed a private placement of $3.5 million in gross proceeds, issuing 5,891,667 shares of common stock and five-year warrants to purchase 1,767,500 shares of common stock exercisable at $.60 per share. Griffin Securities, Inc. acted as placement agent in connection with the private placement.

“We’re pleased with the support and confidence of our shareholders and new investors participating in this transaction,” stated Robert J. DeLuccia, President and Chief Executive Officer of MacroChem. “We believe this transaction will simplify our capital structure by leaving only common stock, warrants and options outstanding, enable us to continue advancing EcoNail® through its Phase 2 clinical program and initiate development work on our newly acquired product, pexiganan, which has already completed two Phase 3 trials.”

The securities offered and sold to the investors in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and were sold in reliance upon the exemption from securities registration afforded by Regulation D under the Securities Act. This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

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About MacroChem

MacroChem Corporation is a specialty pharmaceutical company that develops and seeks to commercialize pharmaceutical products. Our lead product candidate is EcoNail, a topically applied SEPA-based econazole lacquer for the treatment of onychomycosis, a condition commonly known as nail fungus.  We recently acquired exclusive worldwide license rights to pexiganan, a novel topical anti-infective for the treatment of diabetic foot infection, which has already completed two Phase 3 trials. Our other clinical stage product candidate, Opterone®, is a topically applied SEPA-based testosterone cream designed to treat male hypogonadism.  Our pipeline of clinical-stage and early-stage product candidates is based on our SEPA®, MacroDermTM and DermaPassTM drug delivery technologies.  For more information visit our website, http://www.macrochem.com.

Forward-Looking Statements

With the exception of historical information contained in this press release, the matters described herein are forward-looking statements that involve risks and uncertainties.  MacroChem's actual results may differ significantly from the results discussed in the forward-looking statements.  Factors that might cause such a difference include, but are not limited to, those discussed or referred to in the section entitled "Risk Factors" in MacroChem's Annual Report on Form 10-K, as well as those discussed elsewhere therein, and include, without limitation, risks regarding product development, the timing and results of clinical trials, the regulatory approval process, capital requirements, financial condition, patent protection and dependence on third parties for development and licensing arrangements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. MacroChem undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. For more information visit our website, http://www.macrochem.com

Contact:

MacroChem Corp.: Bernard Patriacca - VP/CFO

bpatriacca@macrochem.com

(781) 489-7310

Investor Relations: The Investor Relations Group, Inc.

Christine Berni/ Joseph Triunfo, (212) 825-3210

cberni@investorrelationsgroup.com

jtriunfo@investorrelationsgroup.com

Media:

Bill Douglass/ Michaela Heller, (212) 825-3210

bdouglass@investorrelationsgroup.com

mheller@investorrelationsgroup.com

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